Exhibit 99.1 - Joint Filer Information


Name:

St. Paul Fire and Marine Insurance Company

Address:

385 Washington Street
St. Paul, MN 55102

Designated Filer:

The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

7/1/04

Signature:

By:  /s/ Steven L.P. Schwen
Its:  Authorized Representative




Name:

Split Rock Partners, LLC

Address:

10400 Viking Drive, Suite 550
Eden Prairie, MN 55344

Designated Filer:

The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:

Santarus, Inc. (SNTS)

Date of Event Requiring Statement:

7/1/04

Signature:

By:  /s/ Steven L.P. Schwen
Its:  Chief Financial Officer